Investor Presentation March 23, 2022 l (NYSE American: INFU) Enabling Continuity of Care for Patients, From the Clinic to Their Home

Forward-Looking Statements / Non-GAAP Measures Forward-Looking Statements Certain statements contained in this presentation are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, our share repurchase program and capital allocation strategy, future operating or financial performance and guidance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this presentation speak only as of the date hereof. InfuSystem does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law. Non-GAAP Measures This presentation contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this presentation provide useful information to the Company’s management, investors and other interested parties about the Company’s operating performance because they allow them to understand and compare the Company’s operating results during the current periods to the prior year periods in a more consistent manner. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, and similarly titled non-GAAP measures may be calculated differently by other companies. The Company calculates those non-GAAP measures by adjusting for nonrecurring or non-core items that are not part of the normal course of business and that the Company’s management does not believe will have similar comparable year-over-year items. A reconciliation of those measures to the most directly comparable GAAP measures is provided in Appendix A of this presentation. 2

Investment Highlights Enterprise Value* $253M Market Cap* $220M Shares Out 20.5M 2020 Revenue $97.4M, Up 20% y/y 2021 Revenue $102.4M, Up 5% y/y Providing best-in-class durable medical equipment and patient services facilitating clinic-to-home care $10B U.S. and Canada Home DME market; growth driven by medical innovation, an aging population, need to manage health care costs and increased patient comfort Gaining market share by delivering “the last-mile solution” for health care providers, DME manufacturers, patients and health plans Double-digit growth through two proven business platforms: Durable Medical Equipment (DME) and Integrated Therapy Services (ITS) Strategy to continue leveraging DME and ITS platforms by entering new multibillion-dollar therapy markets *Market data as of March 7, 2022 3

*Source: U.S. News & World Report, Best Hospitals, July 2021 Focus, Scale and Experience 4 A leading provider of equipment and services with a 100K+ device fleet in the U.S. and Canada 35-year history, perfected model in Oncology and now expanding into multiple therapies Seven major service areas in the U.S. and Canada and nearly 410 employees National scale, serving 17 out of 20 top-ranked cancer hospital systems nationwide* Participating in-network provider in over 770 health insurance networks covering over 95% of the U.S. population, with over 2,400 facility customers supporting the ITS business platform Nearly 4,900 customer sites of care supporting the DME business platform Infrastructure and services are device agnostic and scalable to support multiple therapies High ROI on capital investments; we purchase equipment only when new business is being onboarded, our sales force is highly scalable and we have no R&D expense

Two Proven Business Platforms Growth Driven by Market Share Gains and New Therapy Opportunities DME $36.8M (36%) SALES BY SEGMENT Total 2021 Revenue: $102.4 million ITS $65.6M (64%) INTEGRATED THERAPY SERVICES (ITS) Facilitate outpatient care for patients requiring therapy utilizing durable medical equipment DURABLE MEDICAL EQUIPMENT (DME) SUPPORT SERVICES Equipment and consumable sales/lease to hospitals, clinics and home infusion providers 5

Medical Device Sale/Lease to Hospitals & Clinics Source Devices Supply Consumables to Hospitals & Clinics Device Repair & Maintenance DME Platform Traditional Medical Distribution, Lower-Margin, High-Turn Model • Pump rentals and VAR sales (new devices) Broker/trader sales (used devices) • Biomedical service and repair Direct payer model: INFU is paid directly by the hospital/clinic/home care provider Direct Payer Model 6

Clinical Support/Case Management Device Logistics Medical Device Revenue Cycle Management Device Repair & Maintenance ITS Platform Unique and Scalable, High-Margin, High-Service Model Supply medical equipment and proprietary consumables for outpatient care Hospital, clinician and patient customer service Third-party payer model: INFU is paid by the patient’s medical insurance provider Third-Party Payer Model 7

Competitive Advantages

Significant Barriers to Entry Based on Unique Focus, National Scale and Established Payer Network

Clinical Care

InfuSystem 24/7 Nursing Team provides continuous patient support to minimize risk and improve outcomes. Our workflow solutions for clinicians encourage best practice standards.

Patient Safety

InfuSystem Online Resource is the only patient resource facilitating two-way patient and clinical team communication to maintain peace of mind.

Quality & Compliance

ISO 9001 certified and ISO 13485 certified at select sites – see below.* CHAP Accredited.



Patient Wellness
"The patient is at the center of everything we do."

Scalability

Nearly 6,750 customers – complete coverage of the U.S. and Canada including seven service facilities.

Biomedical Services

World-class biomedical services group providing on-site and depot preventative maintenance, repair and warranty service and physical inventory management.

Payer Contracts

Participating in-network provider with over 770 health insurance plans covering over 95% of the U.S. population.

Centralized Billing Solution

Dedicated revenue cycle management team of experts.

* ISO 13485 Medical Device Management Systems certified by PJR under certificate C2021-01483 *Bakersfield, CA*

ISO 9001 Quality Management Systems certified by BSI under certificate number FM590233 *Rochester Hills, MI | Santa Fe Springs, CA | Canton, MA | Lenexa, KS | Mississauga, ON*

8 | SAFE. SMART. TRUSTED.

InfuSystem SAFE. SMART. TRUSTED.

Growth Strategy Adding New High-Margin Therapy Segments & Biomedical Services Oncology Evaluation Go-to-Market Strategy Launch Growth/Traction Established Highly scalable infrastructure Currently evaluating multiple therapies through partnership and acquisition with multibillion-dollar TAM Leverage recognized core competencies to gain and sustain therapy leadership $102.4 million 2021 revenue Over $900 million current realizable opportunities Potential future therapy segments Pain Management Negative Pressure Wound Therapy Future Therapies Biomedical Services 9 Lymphedema Therapy

Highly Scalable Existing Infrastructure Offices and Logistics • Full Coverage of the U.S. and Canada (MI, KS, CA, MA, TX, Ontario) Sales and Marketing • Territories with overlapping coverage and incentive for new therapies • Staffing efficiencies to service multiple therapies Revenue Cycle Team/ Case Management • Automated systems and greatly improved productivity • Existing payer relationships are a key competitive advantage 35 Years of Experience, Know-How and Reputation for Excellence • Critical mass with focus on best-in-class services • Device- and therapy-agnostic logistics, service, billing model • Device manufacturer relationships offer future opportunities Oncology Pain Management NPWT Lymphedema Future Therapies Foundation Built In Oncology: Leveraged It Multiple Times (Pain, NPWT, Lymphedema) 10

Opportunity: Oncology Home Treatment • Large capital expense for clinics in addition to maintenance and nightly triage • Reduced staff available to help patients with infusion pump questions and billing Solution: Outpatient Treatment • Infusion devices fleet, inventoried and ready for distribution • Patient maintains quality of life (work, events, family, rest in their own home) • Clinics maintain control of patient care and medication • Increased patient satisfaction Delivery: InfuSystem ITS • Oncology market leader with over 2,100 sites of care • Changed paradigm of care for patients, providers and payers • Mitigates risk, management and maintenance of infusion pumps • Reduces clinician and staff workload to allow greater focus on patient care • Manages medical billing and reimbursement process • Case managers provide pump education, billing assistance and additional 24/7 care ITS Model: Platform Proven in Oncology InfuSystem ITS Value Proposition 11

Fourth Quarter Financial Results Net Revenue Net Income AEBITDA Op Cash Flow 2021 2020 2021 2020 2021 2020 2021 2020 $26.5M $24.7M $6.5M $6.3M $3.7M $7.6M (1) See Appendix A. $0.4M $10.7M 12 (1)

Full Year Financial Results Net Revenue Net Income AEBITDA Op Cash Flow 2021 2020 2021 2020 2021 2020 2021 2020 $102.4M $97.4M $1.4M $17.3M $24.0M $26.4M $18.3M $20.3M (1) See Appendix A. 13 (1)

2017A 2018A 2019A 2020A 2021A $0 $20 $40 $60 $80 $100 $120 $ $5 $10 $15 $20 $25 $30 Notes: 1. 2017 consolidated revenues have been adjusted to reflect the effect of the adoption of ASC 606 in 2018. 2. See Appendix A. Revenue ($ M illions) Financial Trend Annual Net Revenue Annual AEBITDA A EBITD A ($ M illions) 14 Net Revenues(1) & AEBITDA(2) $65.5 $67.1 $81.1 $97.4 $102.4 $26.4 $24.0 $18.4 $13.8 $11.6

Financial Trend & Current Targets Annual Cash Flows From Operations Annual % of Pro Forma Net Revenue 15 2017A 2018A 2019A 2020A 2021A $0.0 $1.5 $3.0 $4.5 $6.0 $7.5 $9.0 $10.5 $12.0 $13.5 $15.0 $16.5 $18.0 $19.5 $21.0 $22.5 $24.0 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 18.0% 19.0% 20.0% 21.0% 22.0% 23.0% 24.0% ($ M illions) % of N et Revenue Cash Flows From Operations $11.4 $7.7 $13.9 $20.3 $18.3

Recent Accomplishments Launched Lymphedema Therapy in ITS platform via joint agreement with Bio Compression Systems, Inc. — June 2021 Raised annual revenue, adjusted EBITDA and operating cash flow targets — November 2020 Strong execution despite external forces and conditions; particularly the pandemic — 2020 Proactive patient engagement initiative launched to improve revenue cycle management — Q1 2020 Entered negative pressure wound therapy market with partner Cardinal Health — February 2020 Acquisition and integration of two biomedical services companies; enabling entry into acute care service market — Early 2021 16 Executed new agreement to exclusively provide InfuBLOCK® Pain Management Therapy services to leading U.S. health care provider — November 2021

Corporate Priorities Continue steady growth in Oncology business with new customers and treatments Expand Pain Management and NPWT market share Announce new contracts with health plans and health care systems Enter into new partnerships to develop additional ITS therapy markets Continue to drive improved operational efficiencies and margin expansion Begin onboarding new customers for new Lymphedema Therapy in 2022 – 2023 17

Richard DiIorio
Chief Executive Officer & Director
Joined InfuSystem: 2004



Carrie Lachance, BSN, RN, CRNI – President & Chief Operating Officer
Joined InfuSystem: 2010



Barry Steele – Executive Vice President & Chief Financial Officer
Joined InfuSystem: 2020

Executive Team

Seasoned Industry Experience, Including: Pharmaceutical, Health Care, Life Sciences, Medical Device, Automotive OEM, Public Accounting, Military, Retail, Consumer Brands, Digital Advertising, Consulting, Information Technology & High-Tech



Jeannine Lombardi Sheehan – Executive Vice President & Chief Administrative Officer
Joined InfuSystem: 2019



Tom Ruiz – Executive Vice President & Chief Commercial Officer
Joined InfuSystem: 2010



Addam Chupa – Senior Vice President of Information Technology
Joined InfuSystem: 2020

18 | SAFE. SMART. TRUSTED.

InfuSystem
SAFE. SMART. TRUSTED.

Summary Two proven platforms that enable the delivery of patient care from the clinic into the home, driving double-digit revenue, cash flow growth and accelerating profit Market opportunities driven by rising health care costs, an aging population, medical innovation, patient satisfaction and other factors Gaining share in a growing market by providing best-in-class products, talent and patient services Sustainable competitive advantages by serving multiple stakeholders on a national scale Strategy to add new therapies utilizing existing platforms and leveraging current infrastructure 19

Questions & Answers 20

Appendix A GAAP to NON-GAAP Reconciliation

NET (LOSS) INCOME TO ADJUSTED EBITDA:

(in thousands)	Twelve Months Ended December 31, 2018	2019	2020	2021	Three Months Ended December 31, 2020	2021
GAAP net (loss) income	$ (1,095)	$ 1,361	$ 17,332	$ 1,420	$ 10,670	$ 387
Adjustments:						
Interest expense	1,420	1,904	1,255	1,377	237	468
Income tax (benefit) provision	53	163	(9,789)	(163)	(9,881)	711
Depreciation	6,659	7,940	9,740	10,363	2,473	2,658
Amortization	4,649	4,402	4,285	4,262	1,060	998
Non-GAAP EBITDA	**$ 11,686**	**$ 15,770**	**$ 22,823**	**$ 17,259**	**$ 4,559**	**$ 5,222**
Stock compensation costs	957	997	2,610	6,404	1,388	1,442
Medical equipment reserve (1)	48	218	178	194	114	(288)
ASC 842 accounting principle change	—	252	—	—	—	—
Office move expenses	—	258	17	—	—	—
Acquisition costs	—	—	—	154	—	—
SOX readiness costs	—	—	—	199	—	113
Early termination fees for capital leases	98	190	—	—	—	—
Exited facility costs	44	—	—	—	—	—
Management reorganization/transition costs	250	76	521	49	50	15
Fees to integrate business of other provider	—	163	—	—	—	—
Contested proxy and other shareholder costs	251	23	30	—	—	—
Certain other non-recurring costs	476	491	220	(210)	163	11
Non-GAAP Adjusted EBITDA	**$ 13,810**	**$ 18,438**	**$ 26,399**	**$ 24,049**	**$ 6,274**	**$ 6,515**

(1) Amounts represent a non-cash expense recorded as a reserve for missing medical equipment and is being added back due to its similarity to depreciation. Amounts for the prior period, which were not previously included in the calculation of adjusted EBITDA, have been included for comparability.

21 | SAFE. SMART. TRUSTED.

InfuSystem
SAFE. SMART. TRUSTED.

(1) Calculated as the cash plus borrowing availability under revolving bank loans. Appendix B Select Balance Sheet Data (In Thousands) December 31, 2019 December 31, 2020 December 31, 2021 Cash and Cash Equivalents $ 2,647 $ 9,648 $ 186 Available Liquidity (1) $ 12,497 $ 20,436 $ 41,612 Working Capital, Less Cash & Current Debt $ 2,893 $ 6,549 $ 9,332 Medical Equipment, Net $ 33,225 $ 35,611 $ 39,871 Total Assets $ 79,224 $ 96,991 $ 97,586 Total Debt $ 38,377 $ 38,801 $ 33,097 Total Liabilities $ 56,890 $ 56,239 $ 49,314 Total Stockholders’ Equity $ 22,334 $ 40,752 $ 48,272 Outstanding Shares 19,882 20,298 20,700 22